Exhibit 10.290

THIS INSTRUMENT IS SUBJECT TO A DEBT SUBORDINATION AGREEMENT DATED AS OF DECEMBER 28, 2012, BY AND AMONG PARENT, SUBORDINATED CREDITOR (AS EACH IS DEFINED THEREIN) AND THE HUNTINGTON NATIONAL BANK, AS ADMINISTRATIVE AGENT. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AND ANY SUCCESSOR, ASSIGN, DEVISEE, REPRESENTATIVE OR SUBSEQUENT HOLDER OF THIS INSTRUMENT AGREES TO BE BOUND BY THE PROVISIONS OF SUCH DEBT SUBORDINATION AGREEMENT TO THE SAME EXTENT THAT SUBORDINATED CREDITOR IS BOUND.

SECURED PROMISSORY NOTE

U.S. $3,600,000	December 28, 2012

COLUMBUS, OHIO

FOR VALUE RECEIVED, the undersigned CHP ACQUISITION COMPANY, LLC, an Ohio limited liability company (“Borrower”) promises to pay to the order of AdCare Health Systems, Inc., an Ohio corporation (“Lender”), the principal sum of Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00) (the “Principal”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement of Sale between Borrower and Lender dated October 11, 2012 (the “Sale Agreement”).

The unpaid Principal of this Note shall bear interest from the date hereof until paid in full at the annual percentage rate of five percent (5%); provided, however, that if, for any reason whatsoever, the Borrower has not assumed the Vandalia HUD Loan (as defined below) by May 31, 2013, then, and in such an event, the interest rate on the unpaid Principal of the Note shall automatically be increased by one percentage point for each month or part thereof during which any of the principal amount of this Note shall remain unpaid.

The Principal balance plus accrued interest shall be due and payable as follows:

Accrued interest shall be due and payable monthly in arrears with the first (1st) installment due on the first (1st) day of February, 2013 and continuing thereafter each month until the Maturity Date (as hereinafter defined), at which time the principal balance and any accrued interest shall be due and payable in full. For purposes of this Note, “Maturity Date” means the earlier of (i) Borrower’s assumption of that certain HUD Loan secured by the real property commonly known as Hearth & Home of Vandalia, 55 Great Hill Drive, Vandalia, Ohio, which HUD Loan is evidenced by that certain Mortgage of record from Hearth & Home of Vandalia, Inc., an Ohio corporation, to Red Mortgage Capital, Inc., dated January 26, 2012, filed for record on January 31, 2012 in Official Record 2012-00006113, Recorder’s Office, Montgomery County, Ohio (the “Vandalia HUD Loan”)or (ii) September 1, 2014.

Borrower acknowledges and agrees that all amounts under this Secured Promissory Note (the “Note”) are due and payable as stated herein, and Lender has no obligation to renew or extend this Note. The books and records of Lender shall constitute prima facie evidence of all matters with respect to the amounts due hereunder. Payments shall be applied first to interest and then to Principal.

ADDITIONAL COVENANTS:

1.                                    Secured Note. Payment of this Note is secured by that certain Pledge and Security Agreement of even date herewith entered into by Borrower and Lender.

2.                                    Default.

a.                                    Each of the following shall be a default (“Default”) under this Note:

i.                                        failure of Borrower to pay any amount due hereunder, or any part hereof, or any extension or renewal hereof, within five (5) days of when the same becomes due;

ii.                                     if, after the satisfaction of the conditions precedent as set forth in that certain amendment to the Purchase Agreement dated concurrently herewith respecting the closing of sale of the Facility commonly known as “Lincoln Lodge Retirement Residence”, Borrower fails to close on the acquisition of such Facility;

iii.                                  failure of Borrower to comply with any term, covenant, requirement or condition of Section 2 of that certain At Risk Agreement by and between Borrower and Lender with respect to the Vandalia Facility;

iv.                                 Borrower’s failure to perform or comply with any of the covenants or agreements contained herein.

b.                                    If this Note is placed in the hands of one or more attorneys for collection or in the hands of one or more attorneys for representation of Lender in connection with any bankruptcy, probate or other court or by any other legal proceedings, Borrower shall pay the fees and expenses of such attorneys in addition to the full amount due hereon, whether or not litigation is commenced.

c.                                     In the event (i) that there occurs any Default hereunder; or (ii) that Borrower shall become insolvent or make an assignment for the benefit of its creditors; or (iii) that a petition is filed or any other proceeding is commenced under the Federal Bankruptcy Act or any state insolvency statute by or against Borrower; or (iv) that a receiver or similar person is appointed for Borrower; or (v) any type of foreclosure or similar proceeding is filed with respect to any property serving as collateral for this Note; then, in any such event, the entire unpaid Principal balance due hereon and all accrued interest at the option of the holder hereof shall become immediately due and payable without any notice or demand. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Default.

3.                                      Prepayment. Borrower may prepay the balance of the Note in full or in part at any time.

4.                                      Waivers by Borrower and Others. Borrower and all endorsers, sureties and guarantors hereof hereby severally waive presentment for payment, notice of non-payment, protest, and notice of protest, and diligence in enforcing payment hereof, and consent that the time of payment may be extended without notice. The Borrower, maker, endorser, guarantor, and surety executing this Note also waive any and all defenses which they may have upon the ground of any extension of time of payment which may be given by the holder of this indebtedness to any of the undersigned, or to any other person assuming payment hereof.

5.                                      Amendments, Modifications and Waiver. No amendment, modification or waiver of any provision of this Note, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in a writing signed by Lender, and then only in the specific instance and for the purpose for which given. No failure or delay on the part of Lender to exercise any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right under this Note preclude any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Lender under this Note or allowed to it at law or in equity shall be deemed cumulative and such remedies may be exercised from time to time concurrently or consecutively at Lender’s option.

6.                                      Payment. All payments due under this Note shall be paid to Lender in accordance with the wire instructions attached hereto as Exhibit A or at such other place or in such other manner as Lender may direct. Whenever a payment is due on a day other than a business day (all days except Saturday, Sunday and legal holidays under federal or Ohio law), the maturity thereof shall be extended to the next succeeding business day and interest shall accrue thereon at the rate described herein. If any amount due hereunder is not paid within ten (10) days of the date when due, Borrower shall pay Lender an administrative and late charge equal to the lesser of (a) five percent (5%) on and in addition to the amount of such overdue amount, or (b) the maximum charges allowable under applicable law.

7.                                      Set Off. The payments due under this Note are subject to set off by Borrower against claims for indemnification from Lender (or its subsidiaries) pursuant to Section 21.1 (a), (b), (c), (d), (e), or (f) of the Sale Agreement

8.                                      Subordination. THIS AGREEMENT IS SUBJECT TO A DEBT SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH, BY AND AMONG PARENT, SUBORDINATED CREDITOR (AS EACH IS DEFINED THEREIN) AND THE HUNTINGTON NATIONAL BANK, AS ADMINISTRATIVE AGENT. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AND ANY SUCCESSOR, ASSIGN, DEVISE, REPRESENTATIVE OR SUBSEQUENT HOLDER OF THIS INSTRUMENT AGREES TO BE BOUND BY THE PROVISIONS OF SUCH DEBT SUBORDINATION AGREEMENT TO THE SAME EXTENT THAT SUBORDINATED CREDITOR IS BOUND.

9.                                      Notices. All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Second Mortgage.

10.                               Paragraph Headings. Paragraph headings are inserted for convenience of reference only, do not form part of this Note and shall be disregarded for purposes of the interpretation of the terms of this Note.

11.                               Time of Essence. Time is of the essence with respect to each and every covenant and obligation of Borrower under this Note.

10.                               Governing Law. This note shall be governed and construed according to the statutes and laws of the State of Ohio from time to time in effect, except to the extent that any federal statute or law that preempts or provides an alternative or alternatives to otherwise applicable state statutes or laws, or other applicable federal statute or law, may permit the charging of a higher rate of interest than applicable state statute or law, in which event such applicable federal statute or law, as amended and supplemented from time to time shall govern and control maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however that in no event and under no circumstances shall Borrower be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

11.                               Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

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IN WITNESS WHEREOF, this Secured Promissory Note has been duly executed and delivered under seal as of the day and year first above written.

BORROWER:

CHP ACQUISITION COMPANY LLC
an Ohio limited liability company

By:	/s/ Roger C. Vincent
Roger C. Vincent, Manager

SIGNATURE PAGE

Secured promissory note